UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-51012

Date of Report: March 19, 2012

China Shandong Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8545693
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

No. 2888 Qinghe Road, Development Zone Cao County, Shandong Province, China 274400	274400
(Address of principal executive offices)	(Zip Code)

(86) 530-3431658

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On March 19, 2012, at the recommendation of a special committee composed solely of three independent directors of the Board of Directors of China Shandong Industries Inc. (the “Company”), the Company’s Board resolved that on or around March 29, 2012 the Company will file a Form 15 (Certification and Notice of Termination of Registration) with the United States Securities and Exchange Commission (the “SEC”) to voluntarily terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.

The Form 15 will become effective 90 days after filing if there are no objections from the SEC or such shorter period as the SEC may determine. The Company’s SEC reporting obligations, including the obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, will be immediately suspended upon the filing of the Form 15, unless the SEC denies the effectiveness of Form 15, in which case the Company is required to file all the reports within 60 days of such denial.

The Company expects that, as a result of the Form 15 filing, its common stock will be removed from trading on the OTC Bulletin Board. Shares are anticipated being available for trading on the OTC Pink Sheets, although there can no assurances that any trading market for the Company’s securities will exist after the Company has filed the Form 15, and the liquidity of such trading market may be very limited.

Forward-Looking Statements

This report includes forward-looking statements. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including the matters set forth in this report or other reports or documents we file with the SEC from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of China Shandong Industries Inc. dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shandong Industries Inc.

Dated: March 19, 2012	By: /s/ Jiliang Li
Jiliang Li
Chief Executive Officer